Exhibit 10.11

Execution Copy

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made as of September 14, 2009, by and between ABRY Partners, LLC, a Delaware limited liability company (“ABRY”), and Grande Communications Networks, LLC, a Delaware limited liability company (the “Company”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Recapitalization Agreement.

WHEREAS, ABRY has agreed to perform the management and consulting services set forth herein pursuant to the terms hereof;

WHEREAS, the execution and delivery of this Agreement are conditions precedent to the transactions contemplated by that certain Recapitalization Agreement (the “Recapitalization Agreement”), dated as August 27, 2009, by and among ABRY, Grande Parent LLC, a Delaware limited liability company, ABRY Partners VI, L.P., a Delaware limited partnership, Grande Communications Holdings, Inc., a Delaware corporation, Grande Investment L.P., a Delaware limited partnership (“Grande Investment”), and Grande Communications Networks, Inc., a Delaware corporation and predecessor-in-interest to the Company; and

WHEREAS, the Company is entering into that Credit Agreement dated as of the date hereof by and among Company, as borrower, the financial institutions listed therein as lenders, Société Générale, as administrative agent and the other parties thereto (said Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Management and Consulting Services.  ABRY hereby agrees during the term of this Agreement to consult with the board of managers of Grande Manager LLC (the “Board”) and management of the Company in such manner and on such business and financial matters as the Board may reasonably request from time to time, including corporate strategy, budgeting of future corporate investments, acquisition and divestiture strategies, and debt and equity financing (the “Services”).

2.     Term.

(a)           ABRY shall provide the Services set forth in Section 1 above from the date of this Agreement until the termination of this Agreement, which shall occur on the earliest of: (i) by mutual agreement of ABRY and the Company, (ii) upon the Bankruptcy or Dissolution of ABRY or ABRY Partners VI, L.P., or (iii) upon an Approved Sale (as defined in the Partners Agreement, dated as of the date hereof, by and among Grande Investment and its Partners, as such agreement may be amended, restated or modified from time to time).

(b)           For the purposes of this Agreement:

(i)
“Bankruptcy” means, with respect to an entity, (i) the making of a general assignment for the benefit of creditors, (ii) the entry of an order for relief in any bankruptcy, reorganization or insolvency proceeding, (iii) the filing or commencement by or against the entity of any application or petition for the appointment of a trustee, receiver or other similar official over the entity or any substantial part of the entity’s assets, or of any proceeding under any bankruptcy, insolvency or reorganization statute or liquidation or other law relating to relief of debtors, unless, in the case of such an action or proceeding filed or commenced against the entity without the entity’s acquiescence or consent, the action or proceeding is dismissed within 60 days after the date of its filing or commencement; and

(ii)	“Dissolution” means, with respect to an entity, the liquidation, dissolution, or winding up of such entity under (i) the entity’s governing documents or (ii) applicable law.

(c)           No termination of this Agreement, whether pursuant to this Section 2 or otherwise, will affect the Company’s duty to pay any Management Fee (as defined in Section 4) accrued, or to reimburse any cost or expense incurred pursuant to Section 4 hereof, prior to the effectiveness of that termination.  Upon termination of this Agreement, ABRY’s right to receive any further Management Fee or reimbursement for costs and expenses that have not accrued or been incurred to the date of termination shall cease and terminate.

3.     Personnel.  ABRY will provide and devote to the performance of this Agreement and the Services those officers, employees and agents of which ABRY deems are appropriate for the furnishing of such Services.

4.     Compensation.  In consideration for the Services performed hereunder, the Company shall pay to ABRY the following compensation:

(a)           A management fee accruing daily at the rate of $500,000 per annum and from the Closing through the termination described in Section 2(a) (the “Management Fee”).  The Management Fee shall not accrue any interest thereon and shall be payable by the Company only upon the closing of an Approved Sale whether or not the Company actually requests that ABRY provide the Services; provided that no such fee shall be due and payable until the Credit Agreement has been terminated and all indebtedness and other amounts due thereunder have been paid in full.

(b)           Upon the closing of an Approved Sale, in addition to the Management Fee, ABRY shall be entitled to a 2% fee as described in Section 4(d) of the Partners Agreement (the “Exit Fee”); provided that no such fee shall be due and payable until the Credit Agreement has been terminated and all indebtedness and other amounts due thereunder have been paid in full.

(c)           In addition to the Management Fee and the Exit Fee, the Company shall reimburse ABRY for reasonable travel expenses and other out of pocket costs and expenses incurred by ABRY or any director, officer, employee or other agent in connection with the performance of the Services.

5.     Indemnification.

(a)           In the event that ABRY or any of its Affiliates, directors, members,  or employees (collectively, the “Indemnified Parties”) becomes involved in any capacity in any action, proceeding or investigation brought by a third party in connection with the provision of the Services by ABRY, the Company will indemnify and hold harmless the Indemnified Parties from and against any actual or threatened claims, lawsuits, actions or liabilities (including the out of pocket expenses and the reasonable fees and expenses of counsel and other litigation and investigation costs reasonably incurred by the Indemnified Party  in connection with such third party claims, lawsuits, actions or liabilities) (“Losses”), arising as a result of the provision of Services, except that the Company will not be obligated to so indemnify any Indemnified Party if, and to the extent that, such Losses directly result (i) any such action, proceeding or investigation by any party to the Recapitalization Agreement other than Grande Communications Holdings, Inc. or the Grande Holdings Investor (as defined therein) or any affiliates of such a party, (ii) from any illegal activity, bad faith, gross negligence or willful misconduct of such Indemnified Party or (iii) to the extent that such Indemnified Party is adjudged to be liable to the Company.  ABRY will certify to the Company in writing all Losses that are payable to ABRY or other ABRY Indemnified Parties hereunder.  The reimbursement and indemnity obligations of the Company under this Section 5 shall extend upon the same terms and conditions to any Indemnified Party, as the case may be, of ABRY and any such affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, ABRY and any such Indemnified Party.  Notwithstanding Section 10 below, the foregoing provisions shall not supersede any obligation of a party hereto to provide indemnification to another party hereto pursuant to any other agreement not related to the provisions of Services hereunder among such parties, or to release such indemnifying party from any indemnification obligation pursuant to such other agreement.  The provisions of this Section 5 shall survive the termination of this Agreement.

(b)           In the event that Grande Investment or any of its Subsidiaries or any directors or officers thereof (collectively, the “Grande Indemnified Parties”) becomes involved in any capacity in any action, proceeding or investigation in connection with the provision of the Services by ABRY, ABRY will indemnify and hold harmless the Grande Indemnified Parties from and against any Losses arising as a result of or in connection with any illegal activity, bad faith, gross negligence or willful misconduct of ABRY.  Grande will certify to ABRY in writing all Losses that are payable to Grande or other Grande Indemnified Parties hereunder.  The reimbursement and indemnity obligations of ABRY under this Section 5(b) shall be in addition to any liability which ABRY may otherwise have, shall extend upon the same terms and conditions to any Grande Indemnified Party, as the case may be, and shall be binding upon and inure to the benefit of any successors or assigns of Grande, or ABB and of any successors, assigns, heirs and personal representatives of such Grande Indemnified Party.  The foregoing provisions shall survive the termination of this Agreement.

(c)           IN NO EVENT WILL EITHER PARTY BE LIABLE OR OBLIGATED UNDER THIS AGREEMENT OR UNDER CONTRACT, NEGLIGENCE, BREACH OF WARRANTY, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR IN CONNECTION WITH THE DELIVERY, USE OR PERFORMANCE OF THE SERVICES, INCLUDING LOST PROFITS, BUSINESS OPPORTUNITIES AND REVENUES.

6.    Independent Contractors. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship between ABRY and the Company.  ABRY shall be an independent contractor pursuant to this Agreement.  No party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other party hereto or to bind any other party hereto to any contract, agreement or undertaking with any third party.

7.    No Liability.  The Company acknowledges and agrees that neither ABRY nor its Affiliates, stockholders, officers, employees or agents will be liable for any Losses arising out of, related to or incurred in connection with the performance of the Services to the Company or its subsidiaries other than Losses arising from ABRY’s illegal activity, bad faith, gross negligence or willful misconduct.

8.    Notices.  All notices, demands or other communications to be given or delivered by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) on the date of personal delivery to the recipient or an officer of the recipient, or (b) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via overnight mail), or (c) when properly deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or three (3) Business Days after deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested.  Such notices, demands and other communications shall be sent to ABRY and the Company at the addresses set forth below (or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party):

Notices to the Company:

Grande Communications Networks, LLC
401 Carlson Circle

San Marcos, Texas 78666
Attention:     Matt Murphy
Facsimile:     (512) 878-4010

with a copy (which shall not constitute notice to the Company) to:

ABRY Partners VI, L.P.
111 Huntington Avenue
30th Floor
Boston, MA 02199
Telecopy:    (617) 859-8797
Attention:    Chief Executive Officer

Notices to ABRY:

ABRY Partners, LLC
111 Huntington Avenue
30th Floor
Boston, MA 02199
Telecopy:     (617) 859-8797
Attention:     Jay Grossman

with a copy (which shall not constitute notice to ABRY) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY  10022
Attention:     John Kuehn, Esq.
Facsimile:     212-446-6460

9.    Remedies.  Any person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.  In any dispute between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such dispute shall be entitled, in addition to such other relief as may be granted, to reimbursement from the non-prevailing party or parties of the attorneys’ fees and court costs incurred by such prevailing party or parties by reason of such dispute.

10.    Amendment; Waiver.  No provision of this Agreement may be waived, amended, modified or supplemented unless pursuant to a written instrument executed by the party against which any such waiver, amendment, modification or supplement is effective.  Notwithstanding the foregoing, no waiver of a breach of any provision of this Agreement shall operate or be construed as a waiver of any preceding or succeeding breach and no failure to exercise any right or privilege hereunder shall be deemed a waiver of such rights or privileges hereunder or shall be deemed a waiver of such rights to exercise the same at any subsequent time or times hereunder.

11.    Assignment.  No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto; provided that notwithstanding the foregoing, either party may assign its rights and obligations under this Agreement to any of its Affiliates without the consent of the other party.

12.    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

13.    Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, which delivery may be made by exchange of copies of the signature page by .pdf or other facsimile transmission.

14.    Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

15.    Entire Agreement.  This Agreement and the other documents referred to or contemplated herein embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt all prior understandings, agreements or representations by or among the parties, whether written or oral, which may have related to the subject matter hereof in any way.

16.    Governing Law.  The construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

17.    Waiver of Jury Trial.  The parties to this Agreement each hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise.  The parties to this Agreement each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

18.    Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

19.    No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

20.    Time of the Essence; Computation of Time.  Time is of the essence for each and every provision of this Agreement.  Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in San Marcos, Texas or Boston, Massachusetts are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

21.    No Third Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing in this Agreement, express or implied, is intended or shall be construed to give any person (including the Designated Personnel) other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein; provided that each Indemnified Party shall be an express, third-party beneficiary of the provisions of this Agreement that are applicable to such Indemnified Party.

*  *  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GRANDE COMMUNICATIONS NETWORKS, LLC

By:	/s/ Patrick Bratton
Name:	Patrick Bratton
Title:	Chief Financial Officer

ABRY PARTNERS LLC

By:	/s/ Jay M. Grossman
Name:	Jay M. Grossman
Title:	Managing Partner